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                                      Exhibit 15
                 LETTER RE:  UNAUDITED INTERIM FINANCIAL INFORMATION

Securities and Exchange Commission
450 Fifth Street, North West
Washington, D.C. 20549

                                 RE:  Regis Corporation
                                      Registrations on Form S-8
                                      (File No. 33-44867, No. 33-89882)
                                      Registrations on Form S-3
                                      (File No. 33-82094, No. 33-86276,
                                      No. 33-89150, No. 33-92244,
                                      No. 33-96224 and No. 33-80337)

We are aware that our report dated April 22, 1996, on our reviews of the interim financial information of Regis Corporation as of March 31, 1996 and for the periods ended March 31, 1996 and 1995, and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996 is incorporated by reference in these registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                      /s/ Coopers & Lybrand L.L.P.



Minneapolis, Minnesota
May 3, 1996


(b)  Reports on Form 8-K:

       The Company did not file any current reports on Form 8-K during the three months ended March 31, 1996.